EXHIBIT 99.1

  Financial Corporation

AAMES FINANCIAL CORPORATION
Sets Record Date for Cash Dividends on Series B, Series C and Series D Convertible Preferred Stock
To be Paid Prior to Consummation of the Proposed Reorganization

        Los Angeles, California, October 18, 2004 – Aames Financial Corporation (NASD OTC Bulletin Board: “AMSF”), a 50 year old national subprime mortgage lender, set a record date of October 28, 2004, for a cash dividend to be declared and paid on its Series B convertible preferred stock, Series C convertible preferred stock, and Series D convertible preferred stock in connection with Aames Financial’s proposed reorganization into a real estate investment trust. Aames Financial is required under the terms of the reorganization to pay in cash all accrued and unpaid dividends on outstanding preferred stock prior to consummating the reorganization.

        The amount of the cash dividend payable on the preferred stock will be calculated based upon the dividend rate on the stated value of each series of preferred stock accrued from October 1, 2004 through the consummation date of the reorganization. Therefore, at a later date, Aames Financial will provide the per share amount of any cash dividends declared by the board of directors to be paid to holders of preferred stock prior to consummating the reorganization.

Additional Information and Where to Find It

        In connection with the proposed reorganization, Aames Financial and Aames Investment filed a registration statement on Form S-4, including the proxy statement/prospectus constituting a part thereof, with the U.S. Securities and Exchange Commission. STOCKHOLDERS OF AAMES FINANCIAL ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION, INCLUDING DETAILED RISK FACTORS REGARDING AAMES FINANCIAL AND AAMES INVESTMENT AND THE REORGANIZATION. The proxy statement/prospectus was mailed to stockholders of record on October 5, 2004. The proxy statement/prospectus and other documents are available free of charge at the SEC’s website (www.sec.gov) and by directing a request to John F. Madden, Jr., Secretary, Aames Financial Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, or emailing Aames Financial’s Investor Relations Department at info@aamescorp.com.

Participants in Solicitation

        Aames Financial, Aames Investment, their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed reorganization. You may find information relating to their interests, including security holdings or otherwise, in the proxy statement/prospectus sent to stockholders in connection with the reorganization.

        At June 30, 2004, Aames Financial operated 99 retail branches, including the National Loan Centers, and five regional wholesale operations centers throughout the United States.

        For more information, contact either Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer, or Jon D. Van Deuren, Senior Vice President, Finance and Chief Accounting Officer, in Aames Financial’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

        Additional information may also be obtained by visiting www.aames.net, Aames Financial’s website.

        From time to time the company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames Financial and Aames Investment note that a variety of factors could cause their actual results and experiences to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Financial’s and Aames Investment’s business include the following: increases in mortgage lending interest rates; adverse changes in the secondary market for mortgage loans; decline in real estate values; decreases in earnings from the company calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida, New York and Texas; extensive government regulation; concentrated ownership of the company by a single stockholder; losses in securitization trusts; and intense competition in the mortgage lending industry. In addition, neither Aames Financial nor Aames Investment can guarantee consummation of the reorganization, compliance with the federal tax requirements applicable to REITs or Aames Financial’s and Aames Investment’s effective operation within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors” in Aames Financial’s Form 10-K for the year ended June 30, 2004, the proxy statement/prospectus relating to the reorganization and subsequent filings by Aames Financial and Aames Investment with the SEC.